Name of Corporation                              Ownership %     Jurisdiction
- -------------------                              -----------     ------------
U.S. Capital Group Inc.                              100%        Delaware
  U.S. Capital Insurance Company                     100%        New York
  Atlantic Run Off Services Inc.                     100%        Connecticut
  INSYST, Inc.                                       100%        Connecticut
  PAG Management Inc.                                100%        Delaware
    Pan Atlantic Investors Ltd.                      100%        New York
    Pan Atlantic Underwriters Ltd.                   100%        Bermuda
    Pan Atlantic Reinsurance Company Limited(2)       73%        Bermuda
      Pan Atlantic Insurance Company Limited(3)       67.33%     United Kingdom
    AROS Reinsurance Services Limited                100%        United Kingdom

(1) An additional 12.94% is owned by Pan Atlantic Investors Ltd.

(2) The remaining 27% is owned by Pan Atlantic Underwriters, Ltd.

(3) The remaining 32.67% is owned by Pan Atlantic Underwriters, Ltd.

March 15, 1995

                                  Exhibit 21